EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Majesco Entertainment Company

We consent to the incorporation by reference in the Registration statement of Majesco Entertainment Company and Subsidiary on Form S-8 to be filed on or about June 5, 2012 of our report dated January 28, 2010, on our audit of the consolidated financial statements for the year ended October 31, 2009, which report was included in the Annual Report on Form 10-K.

Amper, Politziner & Mattia, LLP

Edison, New Jersey

June 5, 2012